Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated December 15, 2017 and February 7, 2018, with respect to the combined financial statements of Gas Ships Limited Predecessors included in Amendment No. 1 to the Registration Statement (Form F-1 No. 333-222911) and related Prospectus of Gas Ships Limited for the initial registration of its common stock.

/s/ Ernst & Young (Hellas) Certified Auditors Accountants S.A.
Athens, Greece
March 12, 2018